UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2017

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.    Results of Operations and Financial Condition.

On February 3, 2017, Johnson Outdoors Inc. (the “Company”) filed a Current Report on Form 8-K disclosing the Company's issuance of a press release announcing results for the first fiscal quarter ended December 30, 2016 (the “Press Release”). Subsequent to the issuance of the Press Release and the filing of the Form 8-K report related thereto, the Company learned that the Press Release incorrectly reported the Company's Total Current Liabilities as of the comparative period ended January 1, 2016 under the financial table in the Press Release disclosing selected Company Balance Sheet Information.  The Press Release disclosed Total Current Liabilities of  $7,068 (in thousands).  The correct amount of Total Current Liabilities as of January 1, 2016 should have been reported as $70,068 (in thousands).  The Company's Form 10-Q quarterly report filed with the Securities and Exchange Commission after the filing of the original Form 8-K correctly reported the Company's Total Current Liabilities as of January 1, 2016.

The information in this Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.

Date: February 3, 2017	By:	/s/ David W. Johnson
David W. Johnson, Vice President and Chief Financial Officer